Calculation of Filing Fee Tables
S-8
NOVONIX Ltd
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary shares, no par value	Other	25,239,891	$ 0.40	$ 10,095,956.40	0.0001381	$ 1,394.25
Total Offering Amounts:						$ 10,095,956.40		$ 1,394.25
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,394.25
Offering Note
[1]	(1) The ordinary shares, no par value (the "Shares") of NOVONIX Limited (the "Registrant") registered hereunder are represented by the Registrant's American Depositary Shares ("ADSs"), each representing four Shares. The Registrant's ADSs issuable upon deposit of the Shares have been registered under a separate registration statement on Form 20-F (File No. 001-41208). (2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional Shares that may become issuable under the terms of the Registrant's Performance Rights Plan (the "Plan") by reason of any share split, share dividend, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding Shares. (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, based on the average of the high and low sales prices of the Registrant's Shares (as represented by ADSs) on The Nasdaq Stock Market LLC on April 21, 2026. (4) Represents Shares reserved for issuance under the Plan. (5) The Registrant does not have any fee offsets to claim.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources